Exhibit 10(JJ)

VF CORPORATION NON-COMPETITION, NON-SOLICITATION & CONFIDENTIALITY AGREEMENT FOR EQUITY PLAN PARTICIPANTS

As a condition of the undersigned employee (“Employee”) choosing to accept an offer of the opportunity to participate in the V.F. Corporation 1996 Stock Compensation Plan (as amended) (the “Plan”), which participation is not mandatory and is not a condition or term of Employee’s employment, and in consideration of the value of such Plan participation, including the potential for Plan participation to provide substantial financial benefits, Employee enters into this Non-Competition, Non-Solicitation & Confidentiality Agreement for Equity Plan Participants (the “Agreement”) with VF CORPORATION, and its affiliates, subsidiaries, successors, assigns, or related companies or entities, including but not limited to VF OUTDOOR, LLC and VF SERVICES, LLC (collectively the “Company”), the undersigned employee (“Employee”), and hereby (a) acknowledges the adequacy and sufficiency of such consideration, (b) acknowledges that Employee’s participation in the Plan is strictly voluntary and not in any way a condition of Employee’s initial or ongoing employment with the Company, and (c) represents and warrants that Employee intends to be legally bound by the terms of this Agreement.

1.    Confidentiality, Non-Disclosure and Non-Use Obligations.

(a) Employee agrees that all records and Confidential Information (as defined below) obtained by Employee as a result of Employee’s employment with the Company, whether original, duplicated, computerized, memorized, handwritten, or in any other form, and all information contained therein or derived therefrom, are confidential and the sole and exclusive property of the Company.
    (b)    During Employee’s employment and thereafter, Employee will not use Confidential Information or remove Confidential Information nor any other records or information belonging to the Company from the premises or computer systems of the Company except for the sole purpose of conducting business on behalf of the Company.

    (c)    Employee further agrees that during Employee’s employment and thereafter, Employee will not, without express consent of the Company, divulge or disclose Confidential Information to any third party other than for the purposes of performing Employee’s job duties with the Company, and under no circumstances will Employee reveal or permit this information to become known by any competitor of the Company.

    (d)    Employee will promptly notify the Company if Employee becomes aware of or suspects any unauthorized use or disclosure of Confidential Information by Employee or anyone else, whether intentional or accidental.

    (e)    Employee agrees that upon termination of Employee’s employment with the Company or at the request of the Company at any time, Employee will immediately deliver to the Company all Confidential Information and other property of the Company, including without limitation all equipment owned or leased by the Company, and all documents, information, records, materials, and all copies thereof in any form (including data or copies contained on hard drives or other computer or electronic storage media), that are related in any way to the Company or its business, or which are otherwise referred to in this Paragraph 1.
VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

    (f)    Employee understands that nothing contained in this Agreement restricts or limits Employee’s right to discuss Employee’s employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency, or Employee’s right to discuss the terms and conditions of Employee’s employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. Moreover, notwithstanding anything to the contrary in this Agreement, pursuant to United States federal law as set forth in 18 USC Section 1833(b), Employee understands that Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information that is a trade secret that is made: (1) confidentially to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose such trade secret to Employee’s attorney and use the trade secret information in related court proceedings, provided that Employee files any document containing the trade secret information under seal and does not disclose the trade secret, except pursuant to court order.

2.    Non-Competition Covenant.

    A.    Restrictions.

Employee agrees that during the Restricted Period, within the Restricted Area, Employee shall not violate either of the following separate and severable covenants set forth in Paragraph (a)(i)-(ii) and Paragraph (b) below:

(a)Employee shall not directly or indirectly work for, be contracted to or contract with, or provide strategic advice to a Competitor in a capacity:
(i)that is the same as or similar to the capacity(ies) in which Employee worked for the Company at any time during the twenty-four months immediately preceding Employee’s termination of employment with the Company; or
(ii)in which Employee’s knowledge of the Company’s trade secrets would otherwise be of value in Employee’s work for the Competitor; or
(b)Employee shall not compete with the Company directly or indirectly as an employee, principal, agent, contractor, or otherwise in the sale or licensing of any products or services that at the time the Company seeks to enforce this Agreement, are competitive with the products or services developed, marketed, or sold by the Company and about which products and services Employee’s knowledge of the Company’s Confidential Information, trade secrets and/or previous establishment of goodwill with Customers or Suppliers would be of value in competing with the Company.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

B.    Additional Consideration for Non-Compete: Non-Competition Payment.

(a)    As additional mutually agreed-upon consideration for the Non-Competition obligations set forth in this Paragraph 2, if and only if the Company requires Employee to refrain from accepting employment or other work Employee has been offered on the basis that the Company, in its discretion, believes such work would violate Employee’s obligations under any of the Non-Competition Covenants in Paragraph 2(A), then the Company shall pay make monthly payments to Employee during the Restricted Period according to the schedule of percentages set forth below, and subject to the terms set forth further below in this Paragraph 2(B) (hereinafter the “Non-Competition Payments”):

(i)    Involuntary Termination Without Cause (100%): If the Company involuntarily terminates Employee’s employment without Cause, then monthly payments are to be made in an amount equal to 100% of Employee’s monthly base pay as of the date of Employee’s termination from the Company, subject to applicable taxes and withholdings;

(ii)    Voluntary Resignation (50%): If Employee voluntarily resigns from employment with the Company, then monthly payments are to be made in an amount equal to 50% of Employee’s monthly base pay as of the date of Employee’s termination from the Company, subject to applicable taxes and withholdings; or

(iii)    Involuntary Termination for Cause (0%): If the Company terminates Employee’s employment for Cause, or if Employee resigns after engaging in conduct that would constitute Cause for termination, then Employee will be entitled to no Non-Competition Payments.

(b)    Non-Competition Payments, if any, will begin only after the Company advises Employee of its belief that Employee’s proposed new employment would violate the Employee’s non-compete obligations and shall continue throughout the remaining duration of the applicable Restricted Period. The Non-Competition Payment shall be paid in accordance with the Company’s customary pay practices in effect at the time each payment is made, and shall be reduced by the amount of severance payment(s), if any, that Employee receives from the Company.

(c)    The Company’s obligations to make Non-Competition Payments shall cease immediately and forever upon any one or more of the following: (i) the Company giving Employee written permission to accept employment with a prospective employer about which Employee has provided the Company notice under Paragraph 3 of this Agreement; (ii) the Company releasing Employee (generally, or with respect to a specific employer or position) from Employee’s obligations under Paragraph 2(A); (iii) the expiration of the Restricted Period; or (iv) the Company advising Employee that it is cancelling Non-Competition Payments as a result of Employee’s failure to comply with the terms of Paragraph 3 below.

3.    Notice of Resignation and New Employment.

A.    Notice Period.
Employee agrees to provide 30 days’ advance notice of Employee’s resignation by submitting written notice to Employee’s direct supervisor and the Human Resources Department (the first 30 days following submission of a resignation in compliance with this Agreement as outlined herein shall be the “Notice Period”).

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

B.    Duties and Cooperation During Notice Period.
    During the Notice Period, Employee’s manager may ask Employee to take steps to help transition responsibility for ongoing projects and/or other job duties. Employee agrees to perform these duties, as Employee’s manager in his or her sole discretion may direct, including without limitation any or all of the following: (i) organize files, data and/or notes of any projects for transition; (ii) meet with Employee’s managers or their designee to review work in progress, files and other data to help ensure that Company personnel are aware of and understand any files, projects or other business related data; (iii) meet with Employee’s manager or his/her designee to review the status of any projects, work, Customers, Suppliers or personnel for which Employee was assigned responsibility, in order to help ensure that business needs may be seamlessly transitioned to and serviced by other Company personnel; (iv) otherwise being available to the Company, as requested by Employee’s managers, to provide reasonable assistance to effectuate an orderly transition of files, projects, data, client service or personnel responsibilities, and any other job duties, prior to Employee’s last day of employment. The foregoing list is neither intended to be an exhaustive list of the transition-related tasks Employee may be required to perform, nor is it a promise that the Company will have Employee engage in any or all of the listed tasks. There may be times during the Notice Period when the Company is preparing for the transition in a way that does not involve Employee’s active engagement, and as such the Company at its sole discretion may instruct Employee not to come into work, not to access Company systems, or not to otherwise enter the Company’s premises on some or all days during the Notice Period.
C.    Conduct During Notice Period.
During the Notice Period, Employee will be a Company employee, will remain on the Company’s payroll, will receive the same base rate of pay, and will continue to be eligible for all employee benefits just as in the period prior to Employee’s giving notice of resignation to the Company. Employee’s primary job duties during the Notice Period will be as set forth above, but during the Notice Period, Employee shall: (i) not discuss or communicate about Employee’s impending departure from the Company with Customers, Suppliers, Competitors, members of the public or press, or others who are not employees of the Company unless authorized in writing to do so by Employee’s manager; (ii) not take any Company data, records or information off the premises of any Company office or facility, nor copy, export, remove or delete such from Company systems; (iii) not remotely access Company systems (Employee understands that such accessibility may be terminated or limited during the Notice Period); (iv) return to Employee’s manager, within one business day of tendering Employee’s notice of resignation, all files, data and information relating to Company Customers, Suppliers or business which Employee may have had off premises during the course of Employee’s employment; (v) not use any social networking system or function to update any Customers, Suppliers, Competitors or members of the press or public about Employee’s employment status with the Company and/or any impending change of such status; and (vi) if Employee has had remote access to Company computer systems or if Employee has ever used a non-Company issued computer or electronic device for work, Employee will, upon the Company’s request, make such personal computer(s) or other electronic devices available to the Company and/or its computer forensic experts for imaging and searching to verify that all Company Customer, Supplier or other Company business data and any other non-public information has been removed. Employee understands and agrees that a core purpose of the Notice Period is to enable the orderly transition of files, data and Customer or Supplier responsibility to other Company personnel, and accordingly Employee understands and agrees that the Company is free to and may elect to engage in a variety of transition-related activities, including but not limited to notifying Customers, Suppliers, co-workers or others of Employee’s intent to leave the Company, informing Customers, Suppliers, or co-workers of the identity of other Company employees being assigned to work with them, introducing Customers or Suppliers to other Company personnel, and/or holding meetings with Customers or Suppliers or others that may or may not include Employee, as Employee’s manager may elect. Employee agrees and understands that during the Notice Period, Employee owes the Company an unmitigated duty of loyalty, and that Employee shall do nothing during the Notice

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

Period that Employee intends or reasonably expects to further Employee’s personal interests or the interests of Employee’s new employer to the actual or potential detriment of the Company.
    D.    Notification of Company Regarding Any New Employment.

Employee acknowledges and agrees that during Employee’s employment with the Company and for a period of one (1) year following the date of termination of Employee’s employment with the Company, Employee will inform the Company, prior to the acceptance of any employment or any work as an independent contractor, of the identity of any new employer or other entity for which Employee will be providing services, along with Employee’s starting date, title, job description, salary, and any other information that the Company may reasonably request to confirm Employee’s compliance with the terms of this Agreement.

E.    Failure to Comply with Provisions of This Paragraph

If Employee fails to comply with the terms of this Paragraph 3, then Employee may forfeit any Non-Competition Payment described in Paragraph 2(B) to which Employee otherwise may have been entitled; provided however that such forfeiture only takes effect if the Company, in its sole discretion, advises Employee that Employee’s rights to receive any Non-Competition Payment have been cancelled for violation of Paragraph 3. Cancellation of such rights for violation of Paragraph 3 does not relieve Employee of Employee’s obligation to comply with the Non-Competition obligations set forth in Paragraph 2(A).

    F.    Notice of this Agreement to Any New Employer.

Employee agrees that Employee will tell any prospective new employer, partner in a business venture, investors and/or any entity seeking to engage Employee’s services, prior to accepting employment, engagement as a consultant or contractor, or engaging in a business venture, that this Agreement exists, and further, Employee agrees to provide a true and correct copy of this Agreement to any such individual or entity prior to accepting any such employment or entering into any such engagement or business venture. Employee further authorizes the Company to provide a copy of this Agreement to any such entity(ies) or individual(s).

4.    Non-Solicitation / Interference with Company Personnel.

    Employee acknowledges that the Company has a legitimate protectable interest in maintaining a stable and undisrupted workforce. Employee agrees that during employment with the Company and, for a period of 1 year following the termination of Employee’s employment with the Company, Employee will not, directly or indirectly, on behalf of himself/herself, or on behalf of any other person, entity, or organization, solicit for employment, recruit, or otherwise seek to employ or retain the services of any Company Personnel for another company or entity, or in any way assist or facilitate or participate in any such recruitment, solicitation, or retention effort, including, without limitation, by identifying or targeting the Company Personnel for that purpose. Employee further agrees not to contact any Company Personnel, nor to cause Company Personnel to be contacted, for the purpose or foreseeable effect of causing or inducing such Company Personnel to leave the Company’s employment or cease a contractor engagement with the Company.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

5.    Non-Solicitation / Interference - Customers.

A.    Non-Solicitation of Customers.
Employee agrees that during employment with the Company and for a period of 1 year following the termination of Employee’s employment with the Company, Employee will not, directly or indirectly, solicit any Customer for the purpose of (A) providing or selling services or goods and products of a nature being provided or sold by the Company, or (B) entering into or seeking to enter into any contract or other arrangement with any Customer for the performance or sale of services or goods and products of a nature being provided or sold by the Company. Employee’s agreement “not to solicit” as set forth in this paragraph means that Employee will not, directly or indirectly, initiate any contact or communication with any Customer for the purpose of soliciting, inviting, encouraging, recommending or requesting any Customer to do business with Employee and/or a Competitor in connection with the performance or sale of services or goods and products of a nature being provided or sold by the Company.
B.    Non-Inducement of Customers to Discontinue or Reduce Business Relationship

Employee agrees that during employment with the Company and for a period of 1 year following the termination of Employee’s employment with the Company, Employee shall not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any Customer to discontinue, in whole or in part, its patronage or business relationship with the Company.
C.    Non-Acceptance / Non-Service of Customers.
Employee agrees that during employment with the Company and for a period of 1 year following the termination of Employee’s employment with the Company, Employee shall not, directly or indirectly, accept any business from, provide services to, or do any business with, any Customer in connection with the performance or sale of services or goods and products of a nature being provided or sold by the Company.
6.    Non-Solicitation / Interference – Suppliers.

A.    Non-Solicitation of Suppliers.
Employee agrees that during employment with the Company and for a period of 1 year following the termination of Employee’s employment with the Company, Employee will not, directly or indirectly, solicit any Supplier for the purpose of such Supplier (A) providing products, or components or materials to be incorporated into any Competitor’s products, or (B) contracting to manufacture any Competitor’s products or components of a Competitor’s products.
Employee’s agreement “not to solicit” as set forth in this paragraph means that Employee will not, directly or indirectly, initiate any contact or communication with any Supplier for the purpose of soliciting, inviting, encouraging, recommending or requesting any Supplier to provide products, or components or materials to be incorporated into any Competitor’s products, or contracting to manufacture any Competitor’s products or components of a Competitor’s products.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

B.    Non-Inducement of Suppliers to Discontinue or Reduce Business Relationship

Employee agrees that during employment with the Company and for a period of 1 year following the termination of Employee’s employment with the Company, Employee will not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any Supplier to (a) discontinue or reduce, in whole or in part, its business relationship with the Company, or (b) commence a new business relationship with a Competitor.
7.    Injunctive Relief; Expedited Discovery.

    A.    Injunctive Relief.

    In the event that Employee breaches or threatens to breach, or the Company reasonably believes Employee is about to breach, any of the restrictive covenants in this Agreement, the Company will be entitled to injunctive relief as well as an equitable accounting of all earnings, profits and other benefits arising from violation of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled in law or equity. Employee agrees that the Company will suffer immediate and irreparable harm and that money damages will not be adequate to compensate the Company or to preserve the status quo. Therefore, Employee hereby consents to the issuance of a temporary restraining order and other injunctive relief necessary to enforce this Agreement.

Employee hereby agrees that the duration of any injunction shall be increased in an amount equal to any period of time during which Employee failed to comply with the covenants contained in this Agreement.

B.    Expedited Discovery in Aid of Application for Temporary or Preliminary Injunctive Relief.

    Employee agrees that in any proceeding alleging breach of this Agreement, the Company and Employee each shall have the right to engage in deposition and document discovery, and the Company shall have the right to conduct forensic examination(s) of any computers and/or electronic devices in Employee’s possession or control, if the Company reasonably believes such devices contain Confidential Information or other Company property. The Company and Employee further agree that in connection with any application for injunctive relief to enforce this Agreement (including without limitation any application for temporary and/or preliminary injunctive relief), the foregoing discovery shall be conducted on an expedited basis, including expedited document and deposition discovery.

8.    Definitions.
“Cause” with respect to involuntary termination of employment means a determination by the Company in its sole discretion that Employee has engaged in misconduct warranting termination for Cause, such as but not limited to dishonesty, inadequate work performance, attendance problems, deliberate misconduct or failure to act, destruction of property, significant breach of Company rules, failure to agree to a Company-mandated change in terms and conditions of employment, commission of acts detrimental to or unfavorably reflecting on the Company and similar occurrences.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

“Company Personnel” means employees or contractors of the Company with whom Employee worked or whom Employee supervised or about whom Employee obtained non-public information, in each case at any time during the twenty-four months preceding termination of Employee’s employment with the Company.
“Competitor” means any person, entity or organization engaged (or preparing to become engaged) in a business that, at the time the Company seeks to enforce the covenants contained in this Agreement:
(a)    competes with the Company in the business of researching, developing, designing, manufacturing, marketing, selling and supplying branded lifestyle apparel, equipment, footwear and/or accessories throughout the world; or
    (b)    competes with any other line of business that has been offered or provided by the Company at any time during the 24 months preceding Employee’s termination of employment and in relation to which Employee: (i) had responsibility at any time in the last 24 months of employment; and/or (ii) had access to or knowledge of Confidential Information.

“Confidential Information” means all confidential and/or proprietary information and trade secrets in any form, whether oral, written, computerized or otherwise, regarding the Company, including but not limited to: designs, drawings, formulas, processes, methods, techniques, systems, models, samples, prototypes, CAD drawings or other technical or artistic renderings of potential products, contracts, reports, letters, notes, computer programs, intellectual property, trade secrets and/or know-how, technical information, financial information and metrics (whether historical, projections or forecasts), and information concerning advertising, catalog mailing lists, pricing, costs, business planning, operations, layout and design and implementation of Customer-specific projects, procedures, services, potential services, products, potential products, products under development, production, manufacturing, supply chain operations, purchasing, marketing plans, merchandising, sales and/or sales techniques, contracts, and licenses, personnel (including identities, contact information, skills, performance, salary and benefits of other employees), training methods, current, former, or prospective customers, vendors, and suppliers, or other information of the Company; any papers, data, records, devices, equipment, compilations, invoices, customer or supplier lists or contact information, compilations of names and addresses, or documents of the Company; any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and any other information, written, oral, electronic, or retained in Employee’s memory, whether existing now or at some time in the future, whether pertaining to current or future developments or prospects, and whether created, revealed or accessed during the Employee’s employment, which pertains to the Company’s affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information shall not include information which is or becomes publicly available other than as a result of a disclosure by Employee or through other wrongful means.
“Customer” means a customer of the Company (person or entity), provided that Employee had business-related contact with the customer in the last 24 months of employment with the Company or had access to non-public information regarding such customer during such period because of Employee’s employment relationship with the Company. Customers include, but are not limited to, retailers who purchase products from the Company for the purpose of reselling those products to end-user consumers (e.g., the Company’s wholesale customers).

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

“Restricted Area” means the following severable territories:

(a)those states, districts and territories of the United States in which the Company conducted business in the twelve months prior to Employee’s termination of employment with the Company;
(b)any country in which: (i) the Company conducted business in the twelve months prior to Employee’s termination of employment with the Company and that, at any time during the past twelve months, Employee had involvement in or responsibility for; or (ii) Employee could use or disclose the Company’s Confidential Information for the benefit of a Competitor; and
(c)any territory or territories in which Employee has worked and/or for which Employee was responsible for conducting business on behalf of the Company in the last twelve months prior to Employee’s termination of employment with the Company.
“Restricted Period” refers to the duration of Employee’s employment with the Company, plus:
(a) if Employee’s last position with the Company was at the Director level, the 6-month period immediately following the termination of Employee’s employment with the Company;
(b)if Employee’s last position with the Company was at the Senior Director level, the 9-month period immediately following the termination of Employee’s employment with the Company; or
(c)if Employee’s last position with the Company was at Vice President level or above, the 1-year period immediately following the termination of Employee’s employment with the Company.
“Supplier” means (a) a person or entity from whom or which the Company purchases either products, or components or materials to be incorporated into Company products, or (b) a person or entity with whom or which the Company contracts to manufacture Company products or components of Company products.

9.    Choice of Law, Jurisdiction & Venue

    Employee has voluntarily opted to participate in a Plan that was created under the laws of the State of North Carolina and is governed by the laws of the State of North Carolina. As such, Employee and the Company agree that it is reasonable for this Agreement likewise to be governed by the laws of that state. Accordingly, Employee and the Company hereby agree that this Agreement will be governed by, construed, interpreted, and its validity determined under the laws of the State of North Carolina, without regard to such jurisdiction’s conflicts of laws principles.
    Employee and the Company agree that the courts of North Carolina (state or federal) shall be the sole, exclusive and mandatory venue and jurisdiction for any or all challenges to this Agreement by Employee and are a permissible jurisdiction and venue for any actions by the Company to enforce this Agreement. Employee and the Company hereby irrevocably consent to the jurisdiction and venue of these courts, and both parties hereby waive any objections or defenses to jurisdiction or venue in any proceeding before such courts. Employee specifically covenants and agrees not to file any action relating in any way to this Agreement in any court other than as specified in this paragraph.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

10.    Modification & Severability.

Each section, provision, paragraph, clause, and subclause (collectively “Provision”) of this Agreement shall be severable from each other and, if for any reason, any Provision is held to be invalid or unenforceable, then such invalidity or unenforceability shall not prejudice or in any way affect the validity or enforceability of any other Provision. Moreover, in the event that a court would otherwise hold any Provision unenforceable for any reason, it is the express intention and desire of Employee and the Company that the court modify and reform said Provision to the extent necessary to render the otherwise unenforceable Provision, and the rest of the Agreement, valid and enforceable. If a court is unable to or declines to amend this Agreement as provided herein, the unenforceable or invalid Provision shall be severed, and the invalidity or unenforceability of such Provision shall not affect the validity or enforceability of the remaining Provisions, which shall be enforced as if the offending Provision had not been included in this Agreement.
11.    Binding Effect and Assignability.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party-in-interest. Employee agrees that, should the Company be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were the Company itself enforcing the Agreement. Notwithstanding the foregoing, Employee may not assign this Agreement.

12.    No Waiver of Rights; Amendment.

A waiver by the Company of the breach of any of the provisions of this Agreement by Employee shall not be deemed a waiver of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver shall be effective unless made in writing and signed by an officer of the Company. This Agreement can only be amended or modified in a writing signed by both parties. Any subsequent change(s) in Employee’s duties, salary, compensation, or benefits will not affect the validity or scope of this Agreement.

13.    State Specific Terms – Colorado and Massachusetts Employees

    If at the time of Employee’s termination of employment with the Company, Employee had been primarily working for the Company in Colorado or Massachusetts, or had been primarily residing in Colorado or Massachusetts while working for the Company, Employee’s obligations under this Agreement are modified in accordance with the terms set forth in the Appendix to this Agreement. For Massachusetts, Employee must have been primarily working in Massachusetts for the 30 days up to and including termination of employment, or residing in Massachusetts for the 30 days up to and including termination of employment, for the Appendix terms to be applicable.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

14.    Attorneys’ Fees.
Employee and the Company agree that in any legal proceeding to enforce this Agreement, the prevailing party shall be entitled to reimbursement of its actual costs and expenses, including without limitation reasonable attorneys’ fees, costs, and disbursements.
THE COMPANY ADVISES EMPLOYEE TO CONSULT WITH LEGAL COUNSEL OF EMPLOYEE’S CHOOSING PRIOR TO SIGNING THIS AGREEMENT.

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

VF CORPORATION By: ______________________________ Its: _______________________________ Date: _____________________________	EMPLOYEE Print Name: _________________________ Signature: _________________________ Date: ________________________________

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

Appendix to VF Corporation Non-Competition, Non-Solicitation and Confidentiality Agreement For Equity Plan Participants ** State-Specific Provisions **

Colorado Employees and/or Residents

If at the time of Employee’s termination of employment with the Company, Employee had been primarily working for the Company in Colorado or had been primarily residing in Colorado while working for the Company, then the following provisions apply and modify the terms of this Agreement as noted herein:

(a)    Paragraph 2(A)(b) Inapplicable: The terms of Paragraph 2(A)(b) do not apply.

    (b)    Earnings Threshold: The restrictions contained in Paragraph 2(A)(a) and the Non-Competition Payment described in Paragraph 2(B), and the Non-Solicitation/Interference with Customers and Non-Solicitation/Interference with Suppliers clauses contained in Paragraphs 5 and 6, shall apply and be enforceable only if, at the time of termination of employment with the Company, Employee had been earning:

(i)    with respect to Paragraph 2 restrictions, an amount of Annualized Cash Compensation equivalent to or greater than the threshold amount to qualify as a Highly Compensated Worker, as the terms Annualized Cash Compensation, Highly Compensated Worker, and Threshold Amount for Highly Compensated Workers are defined in Colorado Revised Statutes Section 8-2-113 or any equivalent Colorado statutory provision that may be in effect at the time of Employee’s termination of employment with the Company; and/or

(ii)    with respect to Paragraphs 5 and 6 restrictions, 60% of the amount set forth immediately above in paragraph (a)(i) of this Colorado portion of the Appendix.

    (c)    Non-Solicitation of Company Personnel. Paragraph 4 above is deleted and replaced with the following: Employee agrees that during employment with the Company and, for a period of 1 year following the termination of Employee’s employment with the Company, Employee will not, directly or indirectly, solicit Company Personnel to leave the Company’s employment or cease a contractor engagement with the Company.

(d)     Acknowledgment Regarding Trade Secrets of the Company: Employee hereby agrees and acknowledges that: (i) during the course of Employee’s employment with the Company, Employee has had access to, gained knowledge of and/or contributed to the development of trade secret business information of the Company; and (ii) the restrictions contained in Paragraphs 1, 2, 5 and 6 are necessary to, and designed for, the protection of the Company’s trade secrets by preventing such trade secrets from being disclosed to a Competitor or used by a Competitor in competition with the Company.

    (e)    Acknowledgment Regarding Prior Notice of Covenants and Restrictions: Employee acknowledges receipt of notice of the covenants as well as the terms of the covenants contained in Paragraphs 1, 2, 3, 4, 5 and 6, either (i) prior to acceptance of employment with the Company if the offer of Plan participation was made to Employee prior to Employee’s commencement of employment, or (ii) at least fourteen days prior to the earlier of the effective date of the covenant, or the effective date of Employee’s participation in the Plan.

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement

    (f)    Colorado Law and Jurisdiction: Notwithstanding anything contained in Paragraph 9 above, this Agreement shall be governed, construed and enforced in accordance with Colorado law, and the courts of Colorado shall be the sole and exclusive jurisdiction and venue for resolution of any disputes arising under this Agreement.

Massachusetts Employees and/or Residents

If at the time of Employee’s termination of employment and for the 30 days immediately preceding termination of employment with the Company, Employee had been primarily working for the Company in Massachusetts or had been primarily residing in Massachusetts for such time period, then the following provisions apply and modify the terms of this Agreement as noted herein:
    (a)    Massachusetts Law and Jurisdiction/Venue: Notwithstanding anything contained in Paragraph 9 above, this Agreement shall be governed, construed and enforced in accordance with Massachusetts law. Employee and the Company further specifically and mutually agree that the sole and exclusive jurisdiction and venue for resolution of any disputes arising under this Agreement shall be the Massachusetts Superior Court for Suffolk County, and further agree that both the Company and Employee shall request assignment to the Suffolk County Business Litigation Session.

    (b)    Other Mutually Agreed Consideration for Non-Competition: Employee and the Company agree that the regime of Non-Competition Payments set forth in Paragraph 2(B) constitutes other mutually agreed consideration to which Employee and the Company are mutually agreeing as an alternative to the statutory ‘garden leave’ terms in set forth in the Massachusetts Noncompetition Agreement Act.
    (c)    No Right of Cancellation of Non-Competition Payments for Violation of Paragraph 3: The terms of Paragraph 3(E) do not apply.

    (d)    Extension of Duration of Non-Competition Covenant Upon Certain Occurrences: Employee and the Company agree that, as authorized in the Massachusetts Noncompetition Agreement Act, in the event Employee breaches Employee’s fiduciary duty to the Company, or in the event Employee unlawfully takes, physically or electronically, property belonging to the Company, then definition of Restricted Period shall be double the amount of time stated in the Definition of Restricted Period set forth in Paragraph 8 above, but in no event more than two years following Employee’s termination of employment with the Company.

    (e)    Restricted Area of Non-Competition: the Definition of Restricted Area contained in Paragraph 8 above is deleted and replaced with the following. Restricted Area means “the geographic areas in which Employee, during any time within the last 2 years of employment with the Company, provided services or had a material presence or influence over business activities of the Company.”

VF Equity Plan Non-Competition, Non-Solicitation & Confidentiality Agreement